Exhibit 4.1

EXECUTION VERSION

FORM STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of February 26, 2015, by and among Engility Holdings, Inc., a Delaware corporation (the “Company”), Birch Partners, LP, a Delaware limited partnership (the “Stockholder” and, together with its Permitted Transferees that Beneficially Own any Common Stock and have become a party to this Agreement, the “Stockholder Group”), and, for purposes of Sections 2.2, 3.1, 3.2, 3.4, Articles IV, V, VI, IX and X only, KKR 2006 Fund L.P. (“KKR”), and, for purposes of Sections 2.3, 3.1, 3.2, 3.4, Articles IV, V, VI, IX and X only, General Atlantic Partners 85, L.P. (“General Atlantic”), and, in each case for purposes of Article IV only, the KKR Initial Investors (as defined below) and the GA Initial Investors (as defined below).

W I T N E S S E T H:

WHEREAS, Engility Holdings, Inc., New East Holdings, Inc., East Merger Sub, LLC, TASC Parent Corporation, Toucan Merger Corporation I and Toucan Merger Corporation II are parties to a Merger Agreement dated as of October 28, 2014 (as it may be amended from time to time, the “Merger Agreement”);

WHEREAS, the obligation of the parties to consummate the transactions contemplated by the Merger Agreement is conditioned upon, among other items, this Agreement being executed and in full force and effect on the date hereof; and

WHEREAS, the Company, the Stockholder (and for limited purposes, KKR and General Atlantic) desire to enter into this Agreement in order to establish certain rights, restrictions and obligations of the Stockholder Group, KKR, the KKR Investors, General Atlantic and the GA Investors, as well as to set forth certain corporate governance and other arrangements relating to the Company and the common stock, par value $0.01 per share, of the Company (such common stock, including any shares of common stock that are reclassified, the “Common Stock”) following the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below: “Acceptable Advisor” shall have the meaning assigned to such term in Section 4.1.

“Affiliate” of any Person means an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act; provided, however, that, for purposes of this Agreement, the Stockholder and its Affiliates shall not be deemed an Affiliate of the Company or any of its Subsidiaries, or vice versa, and provided, further, for the avoidance of doubt, any general partner of the Stockholder shall be deemed an Affiliate of the Stockholder; and provided, further, that an Affiliate of the Stockholder or an Investor shall include any investment fund, vehicle or holding company of which such Investor or an Affiliate of such Investor serves as the general partner, managing member or discretionary manager or advisor, and provided, further, that notwithstanding the foregoing, an Affiliate of the Stockholder or an Investor shall not include any portfolio company or other investment of the Stockholder or such Investor or any limited partners of the Stockholder or such Investor.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Beneficially Own” and words of similar import shall have the meaning ascribed to such terms pursuant to Section 13(d) of the Exchange Act (provided that, for purposes of calculating “beneficial ownership” with respect to the restrictions set forth under Section 3.1, a Person shall additionally be deemed to be the beneficial owner of (i) any Common Stock or other securities that may be acquired by such Person upon the conversion, exchange or exercise of any warrants, options, rights or other securities convertible into Common Stock or other securities of the Company, whether such acquisition may be made within 60 days or a longer period and (ii) any securities to which such person has any economic exposure, including through any derivative transaction that gives any such Person the economic equivalent of ownership of an amount of securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or which provides such person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of such securities, in any case without regard to whether (x) such derivative conveys any voting rights in such securities to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of such securities or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of such securities).

“Board” shall mean the board of directors of the Company in office at the applicable time.

“Business Day” shall mean any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.

“Bylaws” shall have the meaning assigned to such term in Section 3.4(h).

“Change of Control” means any transaction involving (i) the acquisition (by purchase, merger or otherwise) by any Person of Beneficial Ownership of voting securities of the Company entitling such Person to exercise a majority of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company, (ii) a sale of all or substantially all of the assets of the Company and its subsidiaries (determined on a consolidated basis), in one transaction or series of related transactions, or (iii) the consolidation, merger, amalgamation, reorganization of the Company or a similar transaction in which the Company is combined with another Person, unless the holders of all outstanding securities of the Company immediately prior to the consummation of such transaction hold a majority of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the combined or surviving entity immediately after the consummation of such transaction.

“Charter” shall have the meaning assigned to such term in Section 3.4(h).

“Claims” shall have the meaning assigned to such term in Section 6.1(a).

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Co-Investor Partners” shall mean the limited partners of the Stockholder on the date hereof other than the KKR Initial Investors and the GA Initial Investors.

“Committee” shall have the meaning assigned to such term in Section 4.1.

“Common Stock” shall have the meaning assigned to such term in the recitals hereto.

“Company” shall have the meaning assigned to such term in the preamble hereto.

“Delaware Courts” shall have the meaning assigned to such term in Section 10.6(b).

“Demand Notice” shall have the meaning assigned to such term in Section 5.2

“Demand Registration” shall have the meaning assigned to such term in Section 5.2(a).

“Director” shall mean any member of the Board.

“Distribution” shall mean the distribution of any shares of Common Stock held by the Stockholder to any of the partners of the Stockholder, subject to compliance with the Charter and the terms hereof (including Article IV); provided, that upon a Distribution to the Investors, the applicable Investors shall sign a joinder agreement hereto and, thereafter, the term “Stockholder” shall refer to such Investors who (a) shall, collectively, have all of the rights of the Stockholder hereunder and (b) individually, have all of the obligations of the Stockholder hereunder; and provided, further, that the Stockholder shall provide advance written notice to the Company prior to effecting any Distribution to any partner in the Stockholder, which notification will include the name of each such partner and the amount of such Distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excess Voting Power” (as calculated from time to time, as required by this Agreement) shall mean the aggregate percentage of Voting Power represented by the Stockholder Group Shares out of the total Voting Power of the Common Stock issued and outstanding on the record date for the determination of stockholders entitled to receive notice of, and to vote at, any meeting of the Company’s stockholders or give a written consent, or in any other circumstances upon which a vote, consent or other approval (including, without limitation, by written consent) is required and for which there is no record date, on the date of such vote, consent or approval, in each case, less the Maximum Percentage. For purposes of this Agreement, the number of Stockholder Group Shares that represent Excess Voting Power at any time shall be equal to the product of (i) the percentage at such time, determined as provided above, multiplied by (ii) the number of shares of Common Stock issued and outstanding on the applicable record date or other applicable date for which such determination is being made.

“Extension Period” shall have the meaning assigned to such term in Section 5.2(a).

“GA Initial Investors” shall mean each of General Atlantic Partners 85, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GAP Coinvestments CDA, L.P. and GAPCO GmbH & Co. KG.

“GA Investors” shall mean the GA Initial Investors and any Permitted Transferee of any GA Initial Investor who holds limited partnership interests of the Stockholder or, following a Distribution, shares of Common Stock.

“General Atlantic” shall have the meaning assigned to such term in the Preamble.

“Governmental Entity” shall mean any multinational, supranational, national, state, provincial or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

“group” shall, when used in the context of “any Person or group”, have the meaning ascribed to such term pursuant to Section 13(d) of the Exchange Act.

“Independent Directors” shall mean, at any time, the members of the Board in office who are not Stockholder Nominees.

“Investor” shall mean each of the KKR Investors and the GA Investors.

“KKR” shall have the meaning assigned to such term in the Preamble.

“KKR Initial Investors” shall mean each of KKR 2006 Fund L.P., KKR Partners III, L.P., OPERF Co-Investment LLC and 8 North America Investor L.P.

“KKR Investors” shall mean the KKR Initial Investors and any Permitted Transferee of any KKR Initial Investor who holds limited partnership interests of the Stockholder or, following a Distribution, shares of Common Stock.

“Launch Date” shall mean, with respect to a Marketed Underwritten Offering, the commencement of marketing activities.

“Law” shall mean, collectively, any tax and other applicable statute, law (including common law), ordinance, rule or regulation, including the rules and regulations of the NYSE.

“Marketed Underwritten Offering” shall have the meaning assigned to such term in Section 5.1(b).

“Maximum Percentage” shall mean 30%.

“Merger Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Nomination Documents” shall have the meaning assigned to such term in Section 3.4(ii).

“Non-Liable Person” shall have the meaning assigned to such term in Section 10.12.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Owner Shift” shall have the meaning assigned to such term in Section 4.1.

“Ownership Change” shall mean an “ownership change” within the meaning of Section 382(g) of the Code.

“Partner” shall have the meaning assigned to such term in Section 4.1.

“Permitted Transferee” shall mean any Affiliate of the Stockholder or an Investor who has signed a joinder with respect to this Agreement; provided, that such Transfer to a Permitted Transferee is made in compliance with the terms hereof; provided, further, that for the avoidance of doubt, the Investors shall be Permitted Transferees of the Stockholder.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning assigned to such term in Section 5.7.

“Piggyback Shelf-Offering” shall have the meaning assigned to such term in Section 5.7

“Registrable Shares” shall mean the Stockholder Group Shares which shall include any shares of Common Stock received by members of the Stockholder Group in respect of the Stockholder Group Shares in connection with any stock split or subdivision, stock dividend, distribution or similar transaction; provided, that the Stockholder Group Shares shall cease to be Registrable Shares when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 under the Securities Act, (iii) they are freely saleable by the holder thereof without restriction pursuant to Rule 144, provided, in the case of this clause (iii), that less than $50 million aggregate amount of Stockholder Group Shares are then outstanding, or (iv) they shall have ceased to be outstanding.

“Registration Expenses” shall mean any and all fees and expenses incurred by the Company and its Subsidiaries in effecting any registration pursuant to this Agreement including, all (a) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (b) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Shares), (c) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses, issuer free writing prospectus and other documents in connection therewith and any amendments or supplements thereto, (d) security engraving and printing expenses, (e) internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (f) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including, the expenses associated with the delivery by independent certified public accountants of any “comfort letters” requested pursuant to the terms hereof), (g) fees and expenses of any special experts retained by the Company in connection with such registration, (h) fees and expenses in connection with any filing with and review by FINRA of any underwriting arrangements or other terms of the offering, and all reasonable fees and expenses of any “qualified independent underwriter,” (i) reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Shares and excluding any fees or expenses of counsel to the underwriters, other than as referred to in clause (b) above, (j) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Shares, (k) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (l) expenses incurred by the Company relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Shares, and (m) reasonable fees and expenses of one counsel for all holders of Registrable Shares whose shares are included in a registration statement. Registration Expenses shall not include, and the Company shall not have any obligation to pay, any out-of-pocket expenses of the Stockholder Group, KKR, the KKR Investors, General Atlantic or the GA Investors (other than any such expenses described in clause (m) above) or Selling Expenses.

“Replacement” shall have the meaning assigned to such term in Section 3.4(c)(iii).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, which do not constitute Registration Expenses.

“Shelf Registration Statement” shall mean a Registration Statement on Form S-3 (or any successor or similar provision) or any similar short-form or other appropriate Registration Statement that may be available at such time, in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any successor or similar provision) under the Securities Act covering Registrable Shares. To the extent that the Company is a “well-known seasoned issuer” (as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act), a “Shelf Registration Statement” shall be deemed to refer to an “automatic shelf registration statement,” as such term is defined in Rule 405 (or any successor or similar rule) of the Securities Act.

“Stockholder” shall have the meaning assigned to such term in the preamble hereto; provided that following any Distribution to the Investors, “Stockholder” shall refer to the KKR Investors and the GA Investors.

“Stockholder Director” shall mean any of the Directors elected to the Board as of the signing of this Agreement in accordance with Section 3.4, any interim Director appointee or any Replacement for either of the foregoing, including any such appointee or Replacement that is included in the slate of nominees recommended by the Board for election at an annual meeting of the stockholders of the Company and is elected as a Director or is otherwise appointed to the Board in accordance with Section 3.4.

“Stockholder Group” shall have the meaning assigned to such term in the preamble hereto.

“Stockholder Group Shares” shall mean, at any time, the shares of Common Stock that are Beneficially Owned by any Person in the Stockholder Group.

“Stockholder Nominees” shall have the meaning assigned to such term in Section 3.4(a).

“Standstill Period” shall have the meaning assigned to such term in Section 3.1(d).

“Subsidiary” means, with respect to any Person, any other entity of which (a) securities or other ownership interests having ordinary power to elect a majority of the board of directors or other persons performing similar functions or (b) a majority of the voting or economic interests are at any time directly or indirectly owned by such Person.

“Take-Down Notice” shall have the meaning assigned to such term in Section 5.7.

“Transfer” shall mean any direct or indirect sale (including forward sale), transfer, distribution, assignment, pledge, encumbrance or other disposition, including by operation of law, to any Person.

“Transfer Notice” shall have the meaning assigned to such term in 4.2(b).

“Underwritten Offering” shall mean a public offering of securities registered under the Securities Act in which an underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

“Underwritten Offering Request” shall have the meaning assigned to such term in 5.1(b).

“Votes” shall mean, in respect of the election of Directors, votes entitled to be cast generally in the election of Directors and, in respect of any other matter submitted to the stockholders for approval, votes entitled to be cast in respect of such matter.

“Voting Power” shall mean, calculated at a particular point in time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities with respect to which the Voting Power is being determined to (b) the aggregate Votes represented by all then outstanding Voting Securities.

“Voting Securities” shall mean (i) the Common Stock and (ii) shares of any other class of capital stock or interests in any other equity securities of the Company then entitled to vote generally in the election of Directors.

“Waived Transfer Amount” shall have the meaning assigned to such term in Section 4.2(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company represents and warrants to the Stockholder Group as of the date hereof as follows:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by KKR, General Atlantic and the Stockholder, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(d) The execution, delivery and performance of this Agreement by the Company does not and will not require any consent, waiver, approval, order, permit or authorization from, or declaration or filing with, or notification to, any Person (other than (i) Board approval which was obtained prior to the execution of this Agreement and (ii) any required securities law filings).

(e) The execution, delivery and performance of this Agreement by the Company does not and will not, with or without the giving of notice or lapse of time, or both, (A) violate any law, statute, rule or regulation to which the Company is subject, (B) violate any order, judgment or decree applicable to the Company or (C) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents (including the Charter) or any agreement or instrument to which the Company is a party or by which it is bound.

Section 2.2 Representations and Warranties of KKR. KKR represents and warrants to the Company as of the date hereof as follows:

(a) KKR has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) This Agreement has been duly and validly authorized by KKR and all necessary and appropriate action has been taken by KKR to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by KKR and, assuming due authorization and valid execution and delivery by the Company, General Atlantic and the Stockholder, is a valid and binding obligation of KKR, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(d) The execution, delivery and performance of this Agreement by KKR does not and will not require any consent, waiver, approval, order, permit or authorization from, or declaration or filing with, or notification to, any Person (other than (i) KKR internal approvals which have been obtained prior to the execution of this Agreement and (ii) any required securities law filings).

(e) The execution, delivery and performance of this Agreement by KKR does not and will not, with or without the giving of notice or lapse of time, or both, (A) violate any law, statute, rule or regulation to which KKR is subject, (B) violate any order, judgment or decree applicable to KKR or (C) conflict with, or result in a breach or default under, any term or condition of KKR’s applicable organizational documents or any agreement or instrument to which KKR is a party or by which it is bound.

Section 2.3 Representations and Warranties of General Atlantic. General Atlantic represents and warrants to the Company as of the date hereof as follows:

(a) General Atlantic has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) This Agreement has been duly and validly authorized by General Atlantic and all necessary and appropriate action has been taken by General Atlantic to execute and deliver this Agreement and to perform its obligations hereunder.

(c) This Agreement has been duly executed and delivered by General Atlantic and, assuming due authorization and valid execution and delivery by the Company, KKR and the Stockholder, is a valid and binding obligation of General Atlantic, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

(d) The execution, delivery and performance of this Agreement by General Atlantic does not and will not require any consent, waiver, approval, order, permit or authorization from, or declaration or filing with, or notification to, any Person (other than (i) General Atlantic internal approvals which have been obtained prior to the execution of this Agreement and (ii) any required securities law filings).

(e) The execution, delivery and performance of this Agreement by General Atlantic does not and will not, with or without the giving of notice or lapse of time, or both, (A) violate any law, statute, rule or regulation to which General Atlantic is subject, (B) violate any order, judgment or decree applicable to General Atlantic or (C) conflict with, or result in a breach or default under, any term or condition of General Atlantic’s applicable organizational documents or any agreement or instrument to which General Atlantic is a party or by which it is bound.

Section 2.4 Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as of the date hereof as follows:

(a) The Stockholder will Beneficially Own 18,796,791 shares of Common Stock immediately following the Toucan/East Effective Time (as defined in the Merger Agreement). Pursuant to the terms of the limited partnership agreement of the Stockholder, until the earlier of (i) the day following the six year anniversary of the date hereof and (ii) the day following the date on which the Company undergoes an Ownership Change, no Co-Investor Partner is permitted thereunder to transfer any limited partnership units of the Stockholder without the consent of the KKR Investors and the GA Investors (other than in connection with a redemption of the limited partnership units of the Stockholder upon a Distribution).

(b) The KKR Initial Investors will collectively Beneficially Own 81,840,000 limited partner units of the Stockholder immediately following the Toucan/East Effective Time (as defined in the Merger Agreement), representing approximately 48% of the outstanding limited partner units of the Stockholder as of the Toucan/East Effective Time (as defined in the Merger Agreement).

(c) The GA Initial Investors will collectively Beneficially Own 81,840,000 limited partner units of the Stockholder immediately following the Toucan/East Effective Time (as defined in the Merger Agreement), representing approximately 48% of the outstanding limited partner units of the Stockholder as of the Effective Time (as defined in the Merger Agreement).

(d) The Stockholder has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder.

(e) This Agreement has been duly and validly authorized by the Stockholder and all necessary and appropriate action has been taken by the Stockholder to execute and deliver this Agreement and to perform its obligations hereunder.

(f) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization and valid execution and delivery by the Company, KKR and General Atlantic, is a valid and binding obligation of such member, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity

(g) The execution, delivery and performance of this Agreement by the Stockholder does not and will not require any consent, waiver, approval, order, permit or authorization from, or declaration or filing with, or notification to, any Person (other than (i) the Stockholder internal approvals which have been obtained prior to the execution of this Agreement and (ii) any required securities law filings).

(h) The execution, delivery and performance of this Agreement by the Stockholder does not and will not, with or without the giving of notice or lapse of time, or both, (A) violate any law, statute, rule or regulation to which the Stockholder is subject, (B) violate any order, judgment or decree applicable to the Stockholder or (C) conflict with, or result in a breach or default under, any term or condition of the Stockholder’s applicable organizational documents or any agreement or instrument to which the Stockholder is a party or by which it is bound.

ARTICLE III

STANDSTILL; VOTING; BOARD REPRESENTATION

Section 3.1 Standstill Restrictions.

(a) Except for the acquisition of Voting Securities in connection with the consummation of the transactions contemplated by the Merger Agreement, subject to Section 3.2, during the Standstill Period, the Stockholder Group, KKR and General Atlantic shall not (and shall cause their respective Affiliates to whom they have provided confidential information regarding the Company (or its Subsidiaries) not to), and KKR and General Atlantic shall cause the KKR Investors and the GA Investors and their respective Affiliates to whom they have provided confidential information regarding the Company (or any of its Subsidiaries), respectively, not to, directly or indirectly, in each case without the prior approval by resolution of a majority of the Independent Directors:

(i) acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase or otherwise, any direct or indirect beneficial interest in any Voting Securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any Voting Securities;

(ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote or deliver a written consent with respect to, or seek to advise or influence in any manner whatsoever any Person with respect to the voting of, any Voting Securities (other than any of the foregoing done on behalf of the Company);

(iii) form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities (other than a “group” that consists solely of (A) partners of the Stockholder, (B) the Stockholder Group, (C) KKR and the KKR Investors, or (D) General Atlantic and the GA Investors);

(iv) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of the assets, tangible or intangible, of the Company or any of its Subsidiaries or (ii) direct or indirect rights, warrants or options to acquire any assets of the Company or any of its Subsidiaries, except for acquisitions of such assets or rights, warrants or options to acquire such assets in the ordinary course of business and such assets as are then being offered for sale by the Company or any of its Subsidiaries;

(v) arrange, or in any way participate, directly or indirectly, in any financing for the purchase of any Voting Securities or any securities convertible into or exchangeable or exercisable for any Voting Securities or assets of the Company, except for such Voting Securities or assets as are then being offered for sale by the Company or any of its Subsidiaries;

(vi) otherwise act, alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or other transaction to or with the Company or, except as contemplated by Sections 3.3 and 3.4 of this Agreement, otherwise seek, alone or in concert with others, to control, change or influence the management, Board or policies of the Company or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company;

(vii) make any public request or public proposal to amend, waive or terminate any provision of this Section 3.1; or

(viii) take any action that would reasonably be expected to result in the Company having to make a public announcement regarding any of the matters referred to in clauses (i) through (vii) of this Section 3.1, or publicly announce an intention to do, or enter into any arrangement or understanding or discussions with others to do, any of the actions restricted or prohibited under such clauses (i) through (vii) of this Section 3.1.

(b) For the avoidance of doubt, the restrictions set forth in this Section 3.1 shall not be deemed to restrict any actions taken by the Stockholder Directors solely in their capacity as Directors at any meeting (or action by written consent) of the Board, or any applicable committee of the Board, in a manner required by their fiduciary duties as Directors under applicable Law.

(c) For the avoidance of doubt, subject to compliance with the Charter and Article IV, in no event shall the restrictions set forth herein be deemed to prohibit, restrict or limit hedging transactions by any of the Persons bound by this Section 3.1 intended to protect against economic price risk with respect to the Common Stock.

(d) “Standstill Period” shall mean the period beginning on the date of this Agreement and ending six (6) months after (i) with respect to the Stockholder Group, the date the Stockholder no longer has the right to designate a Stockholder Nominee for nomination to the Board pursuant to Section 3.4, (ii) with respect to KKR and the KKR Investors, the date the KKR Investors no longer have the right to cause the Stockholder to designate (or, following any Distribution, the KKR Investors no longer have the right to designate) a Stockholder Nominee for nomination to the Board pursuant to Section 3.4 and (iii) with respect to General Atlantic and the GA Investors, the date the GA Investors no longer have the right to cause the Stockholder to designate (or, following a Distribution, the GA Investors no longer have the right to designate) a Stockholder Nominee for nomination to the Board pursuant to Section 3.4.

Section 3.2 Termination of the Standstill Restrictions.

(a) The obligations set forth in Section 3.1 shall terminate in the event that:

(i) any Person enters into a definitive agreement approved by resolution of a majority of the Board, pursuant to which any Person or group (other than the members of the Stockholder Group) would become the Beneficial Owner of 50% or more of the Company’s aggregate Voting Power;

(ii) any Person or group (other than members of the Stockholder Group) commences or publicly announces an intention to commence a tender or exchange offer that, if consummated, would make such Person (or any of its Affiliates) the Beneficial Owner of 50% or more of the Company’s aggregate Voting Power, or any rights or options to acquire such ownership, including from a third party, and in connection therewith, the Company (with the approval by resolution of a majority of the Board) files with the SEC a Schedule 14D-9 with respect to such offer that does not recommend that the Company’s stockholders reject such offer;

(iii) the Company enters into a definitive agreement, approved by resolution of a majority of the Board (or publicly announces, with the approval by resolution of a majority of the Board, its intention to enter into such a definitive agreement), with any Person (other than with a member of the Stockholder Group) to effectuate a business combination, merger or any other transaction which will result in the acquisition, directly or indirectly, by any Person or group (other than the Stockholder Group) of Beneficial Ownership of at least 50% of the Company’s aggregate Voting Power;

(iv) the Company publicly announces (including through an agent or representative), with the prior approval by resolution of a majority of the Board, the approval or recommendation of any business combination described in clause (iii); or

(v) the commencement of voluntary or involuntary proceedings (which is not being contested by the Company) to liquidate the Company or any of its material Subsidiaries or the commencement of voluntary or involuntary bankruptcy or insolvency proceedings with respect to the Company or any of its material Subsidiaries or the adoption of a plan by the Company or any material Subsidiary with respect to any of the foregoing.

Section 3.3 Voting. During the term of the Agreement, subject to Section 10.13, at any meeting of the Company’s stockholders, however called, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval (including, without limitation, by written consent) is sought or obtained by or from the stockholders of the Company, the Stockholder shall (1) cause all of the Stockholder Group Shares to be represented at such meeting for purposes of the presence of a quorum and (2) shall vote or cause to be voted (A) until the Stockholder no longer has any nomination rights pursuant to Section 3.4, with respect to any proposal or resolution relating to the election of Directors, all of the Voting Securities held by the Stockholder as of the record date for any such meeting or action in the same manner as, and in the same proportion to, all shares voted by holders of Voting Securities as of such record date, excluding the votes or actions of the Stockholder Group; provided, however, that with respect to the Stockholder Nominees, the Stockholder shall be permitted to vote all of the Voting Securities held by the Stockholder as of the record date for any such meeting or action in favor of such Stockholder Nominees, and (B) with respect to all other proposals or resolutions to be voted on by the stockholders of the Company, all Voting Securities held by the Stockholder Group that represent Excess Voting Power in the same manner as, and in the same proportion to, all shares voted by holders of Voting Securities, excluding the votes or actions of the Stockholder Group with respect to the Voting Securities of the Stockholder Group representing the Maximum Percentage. For the avoidance of doubt, all Voting Securities held by the Stockholder Group representing the Maximum Percentage may at all times be voted for the matters described in clause (2)(B) in the discretion of the member of the Stockholder Group owning such shares.

Section 3.4 Board of Directors; Committees.

(a) As of the date hereof and for so long as either the GA Investors or the KKR Investors Beneficially Own at least 25% of the shares of Common Stock as it Beneficially Owned on the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, the Board shall be comprised of eleven (11) directors. Subject to Section 3.4(c)-(h), the members of the Board shall include four (4) Stockholder nominees (the “Stockholder Nominees”). The initial Stockholder Directors of the Company shall be divided among the classes of the directors of the Company so that one Stockholder Director shall be a member of the class of directors whose term expires at the 2015 annual meeting of the stockholders of the Company, two Stockholder Directors shall be members of the class of directors whose term expires at the 2016 annual meeting of the stockholders of the Company and one Stockholder Director shall be a member of the class of directors whose term expires at the 2017 annual meeting of the stockholders of the Company. For purposes of this Section 3.4, prior to any Distribution, the GA Investors and the KKR Investors will each be deemed to Beneficially Own that amount of Common Stock that they would receive in a Distribution.

(b) For a period of two years following the Effective Time, the Board shall establish and maintain a co-chairman structure, whereby two of the Directors shall serve as co-chairman of the Board, one of which shall be a Stockholder Nominee and the other shall be elected by resolution of a majority of the Independent Directors.

(c) The Stockholder shall have nomination rights to the Board as follows:

(i) For so long as each of the GA Investors and the KKR Investors Beneficially Own at least 50% of the shares of Common Stock it Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, the Stockholder shall have the right to designate for nomination four (4) members of the Board, and for so long as each of the GA Investors and the KKR Investors Beneficially Own at least 25% of the shares of Common Stock it Beneficially Owned as of the date hereof (provided that both the GA Investors and the KKR Investors Beneficially Own at least one share of Common Stock), as adjusted for any stock split, reverse stock split or similar transaction, the Stockholder shall have the right to designate for nomination two (2) members of the Board (it being understood that (i) the applicable ownership thresholds shall apply to each of the GA Investors and the KKR Investors separately (for example, if the GA Investors Beneficially Own 50% or more of the shares of Common Stock they Beneficially Owned as of the date hereof and the KKR Investors Beneficially Own 25% or more but less than 50% of the shares of Common Stock they Beneficially Owned as of the date hereof, the Stockholder shall have the right to designate for nomination three (3) members of the Board and if the GA Investors Beneficially Own 25% or more but less than 50% of the shares of Common Stock they Beneficially Owned as of the date hereof and the KKR Investors Beneficially Own less than 25% of the shares of Common Stock they Beneficially Owned as of the date hereof, the Stockholder shall have the right to designate for nomination one (1) member of the Board) and (ii) following any Distribution, so long as such applicable ownership thresholds are met, the KKR Investors and the GA Investors shall each have the right to designate for nomination two (2) members and one (1) member, as applicable, of the Board). Subject to Section 3.4(d), the Company shall include such Stockholder Nominees (or any Replacements thereof), as applicable, in the slate of nominees recommended by the Board for election at the annual meeting or any special meeting of stockholders of the Company at which the Directors are to be elected to the Board and shall use its reasonable best efforts (which shall, to the fullest extent permitted by law, include the inclusion in any proxy statement prepared, used or delivered or publicly filed by the Company to solicit the vote of its stockholders in connection with any such meeting the recommendation of the Board that the stockholders of the Company vote in favor of the slate of Directors including the Stockholder Nominees) to cause the stockholders to elect the Stockholder Nominees.

(ii) Upon prior reasonable written notice by the Company, the Stockholder shall supply to the Company, prior to any nomination or appointment and on an on-going basis, as necessary, by the time such information is reasonably requested by the Board: all such information and materials as the Company reasonably requests from other members of the Board as is required to be disclosed in proxy circulars under applicable Law or as is otherwise reasonably requested by the Company from time-to-time from members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements (including, if applicable, any Directors’ questionnaire or similar document); and an executed consent from each of the Stockholder Nominees to be named as a nominee in any proxy circular or similar materials for any annual meeting or special meeting of stockholders and to serve as a Directors if so elected (collectively, the “Nomination Documents”).

(iii) If any Stockholder Director resigns from the Board or is rendered unable to, or refuses to, or for any other reason ceases, to serve on the Board, the Stockholder shall be entitled to designate a replacement (a “Replacement”), and, subject to Sections 3.4(d) and (e), the Board will use its reasonable best efforts to promptly appoint such Replacement as a replacement Stockholder Director to fill the resulting vacancy. Any such Replacement shall be deemed to be a Stockholder Director for all purposes under this Agreement, and prior to his or her appointment to the Board, shall be required to provide to the Company the Nomination Documents as set forth in Section 3.4(c)(ii).

(d) Upon the first date that the GA Investors Beneficially Own less than 50% of the shares of Common Stock that they Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, prior to a Distribution, the Stockholder and, following a Distribution, the GA Investors shall promptly cause one of the Stockholder Directors designated by the Stockholder on behalf of the GA Investors to tender his or her immediate resignation from the Board. Upon the first date that the KKR Investors Beneficially Own less than 50% of the shares of Common Stock that they Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, prior to a Distribution, the Stockholder and, following a Distribution, the KKR Investors shall promptly cause one of the Stockholder Directors designated by the Stockholder on behalf of the KKR Investors to tender his or her immediate resignation from the Board.

(e) Upon the first date that the GA Investors Beneficially Own less than 25% of the shares of Common Stock that they Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, prior to a Distribution, the Stockholder and, following a Distribution, the GA Investors shall promptly cause the remaining Stockholder Director designated by the Stockholder on behalf of the GA Investors to tender his or her immediate resignation from the Board. Upon the first date that the KKR Investors Beneficially Own less than 25% of the shares of Common Stock that they Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, prior to a Distribution, the Stockholder and, following a Distribution, the KKR Investors shall promptly cause the remaining Stockholder Director designated by the Stockholder on behalf of the KKR Investors to tender his or her immediate resignation from the Board. For the avoidance of doubt, upon the first date that the GA Investors and the KKR Investors each Beneficially Own less than 25% of the shares of Common Stock that they Beneficially Owned as of the date hereof, as adjusted for any stock split, reverse stock split or similar transaction, prior to a Distribution, the Stockholder and, following a Distribution, each of the GA Investors and the KKR Investors shall promptly cause its remaining Stockholder Directors to tender their immediate resignation from the Board and thereafter shall no longer have the right to designate for nomination any member of the Board.

(f) So long as there are two (2) or more Stockholder Directors, one (1) Stockholder Director shall serve on each committee of the Board (other than a committee that, pursuant to the Charter or Article IV is to be composed solely of Independent Directors or a committee established to address conflicts with the Stockholder Group or the Investors), provided that for so long as there are any Stockholder Directors serving on the Board, one (1) Stockholder Director shall serve on the Board’s Compensation Committee; provided, however, that a Stockholder Director shall not serve on any committee if such service would violate mandatory legal or listing requirements concerning the independence of directors; provided, further, that the Company shall take all reasonable efforts to avoid any such disqualification.

(g) So long as the Stockholder, the GA Investors or the KKR Investors have rights pursuant to this Section 3.4 to nominate designees to the Board, the Company and its Subsidiaries will prepare and provide, or cause to be prepared and provided, to the Stockholder Directors (in his or her capacity as such), if any, any information, and access to any information, relating to the management, operations and finances of the Company and its Subsidiaries as and when provided to non-management Directors. Notwithstanding anything to the contrary herein, without limiting any Stockholder Director’s fiduciary duties under applicable Law, and subject to Section 10.11, each of the parties hereto hereby consents to each Stockholder Director sharing any information such Stockholder Director (in his or her capacity as such) receives from the Company with officers, directors, members, employees, attorneys, senior advisors and accountants of the Investor who designated, directly or indirectly, such Stockholder Director and its Affiliates (other than any portfolio companies thereof) in each case, for the internal use by such Investor and its Affiliates of any such information, subject, however, to such Investor and its Affiliates (i) maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable Law, (ii) maintaining the confidentiality of any such information, except as required by applicable Law and (iii) refraining from using such information in connection with any Competitive Activities (as defined below). Notwithstanding the foregoing or anything to the contrary herein, the Company acknowledges that certain industry knowledge may be acquired by the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and their respective representatives from reviewing such information that cannot be separated from their overall knowledge and the Company acknowledges and agrees this knowledge shall be permitted to be used in the ordinary course of business of the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and their respective representatives.

(h) At all times from the date of this Agreement through the termination of their service as a member of the Board, each of the Stockholder Directors shall comply with the director qualification requirements expressly set forth under the Company’s amended and restated certificate of incorporation (“Charter”) and amended and restated bylaws (“Bylaws”), and all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s code of business conduct and ethics, securities trading policies, Directors’ confidentiality policy, and corporate governance guidelines, and preserve the confidentiality of Company business and information, including discussions of matters considered in meetings of the Board or Board committees.

ARTICLE IV

TRANSFER RESTRICTIONS

Section 4.1 Transfer Restrictions. Except as expressly provided in this Article IV, or in accordance with a written consent granted by a committee of the Board consisting solely of Independent Directors (the “Committee”) pursuant to the Charter, for the period beginning on the date hereof and ending on the earlier of the day following the six (6) year anniversary of the date hereof and the date on which the Company undergoes an Ownership Change, (i) no member of the Stockholder Group shall sell or transfer any of the shares of Common Stock directly held by any member of the Stockholder Group, (ii) no KKR Investor or GA Investor (x) shall permit (by providing consent thereto or otherwise) any direct or indirect sale or transfer of an equity interest in a KKR Investor or a GA Investor by any Person who holds any direct or indirect equity interest in any of the KKR Investors or GA Investors, respectively (each, a “Partner”) (other than pursuant to a redemption of such an equity interest in a KKR Investor or a GA Investor) that would result in an “owner shift” under Section 382(g) of the Code with respect to the Company (an “Owner Shift”) or (y) shall permit (by providing consent thereto or otherwise) any transfer of the limited partnership interests of the Stockholder directly held by any Co-Investor Partner and (iii) no member of the Stockholder Group nor any KKR Investor or GA Investor shall otherwise effect any transaction that would result in a direct or indirect transfer of shares of Common Stock (including pursuant to a redemption of an equity interest in a KKR Investor or GA Investor) unless (solely in the case of this clause (iii)) the Stockholder Group, KKR Investor or GA Investor, as applicable, receives a written determination of the Committee that such transaction would not result in an Owner Shift; provided, that, as a condition to making such determination, the Committee may, in its sole discretion, require and/or obtain (at the expense of the Stockholder Group, the KKR Investors or the GA Investors, as applicable) such representations from the Stockholder Group, KKR Investors, GA Investors and/or transferee(s), such opinions of counsel or tax advisors to be rendered by counsel or tax advisors selected by (or acceptable to) the Committee (provided that Deloitte Tax LLP, Simpson Thacher & Bartlett LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP shall be considered acceptable to the Committee) (any such counsel or advisor, an “Acceptable Advisor”), and such other advice, in each case as reasonably necessary to determine whether the transaction results in an Owner Shift. For the avoidance of doubt, a transfer subject to this Article IV includes, without limitation, a hedging or other transaction that transfers ownership for U.S. federal income tax purposes. Until the day after the three (3) year anniversary of the date hereof, the Stockholder shall not effect a Distribution.

Section 4.2 Waiver of Transfer Restrictions.

(a) Notwithstanding the restriction in Section 4.1, for the period beginning on the day following the three (3) year anniversary of the date hereof and ending on the earlier of the day following the six (6) year anniversary of the date hereof and the date on which the Company undergoes an Ownership Change, the Stockholder Group may directly or indirectly sell or transfer, and the KKR Investors and GA Investors and any Partner or Co-Investor Partner may effect an indirect (or, if applicable, direct) sale or transfer, of up to an aggregate of 16,481,516 shares of Common Stock, as adjusted for any stock split, reverse stock split or similar transaction (the “Waived Transfer Amount”); provided, however, that (x) any direct or indirect sale or transfer of an equity interest in a KKR Investor or a GA Investor by a Partner (other than pursuant to a redemption of such a Partner’s equity interest in such KKR Investor or GA Investor) that does not result in an Owner Shift shall not count toward or reduce the Waived Transfer Amount and (y) any other direct or indirect sale or transfer by any member of the Stockholder Group, the KKR Investors or the GA Investors or a redemption of a Partner’s equity interest in a KKR Investor or a GA Investor that, in accordance with a written determination of the Committee, does not result in an Owner Shift shall not count toward or reduce the Waived Transfer Amount; provided, further, that, as a condition to making such determination pursuant to this Section 4.2(a)(y), the Committee may, in its sole discretion, require and/or obtain (at the expense of the Stockholder Group, the KKR Investors, the GA Investors or Partner, as applicable) such representations from the Stockholder Group, KKR Investors, GA Investors, Partner and/or transferee(s), such opinions of counsel or tax advisors to be rendered by an Acceptable Advisor, and such other advice, in each case as reasonably necessary to determine whether the transaction results in an Owner Shift; provided, further, that prior to any sale or transfer pursuant to this Section 4.2(a) that is included in the Waived Transfer Amount the Stockholder or member of the Stockholder Group, as applicable, shall provide to the Company a written notice stating (i) the amount of the applicable sale or transfer, (ii) the name of the Person making such sale or transfer and (iii) the portion of the Waived Transfer Amount allocated to such sale or transfer, and such written notice shall be countersigned and acknowledged by each of the KKR Investors and the GA Investors. In the case of any Distribution by the Stockholder Group to a Co-Investor Partner, such Distribution will count toward and reduce the Waived Transfer Amount, unless in addition to the written determination of the Committee that such transfer by the Stockholder Group does not result in an Owner Shift as described in Section 4.2(a)(y) above, either (A) the Committee makes a written determination that a sale or transfer of Common Stock directly held by such Co-Investor Partner after the Distribution does not result in an Owner Shift or (B) such Co-Investor Partner represents and undertakes to the Company that it will not directly sell or transfer any Common Stock received in such Distribution, other than in a distribution to the equity holders of such Co-Investor Partner; provided, further, that, as a condition to making any determination described in this sentence, the Committee may, in its sole discretion, require and/or obtain (at the expense of the Stockholder Group) such representations from the Stockholder Group, Co-Investor Partner and/or transferee(s), such opinions of counsel or tax advisors to be rendered by an Acceptable Advisor, and such other advice, in each case as reasonably necessary to determine whether the Distribution (and subsequent sale or transfer described in clause (A), as applicable) results in an Owner Shift. Notwithstanding anything in this Agreement to the contrary, in the case of any written determination by the Committee described in this Section 4.2(a), if the Stockholder Group, KKR Investor, GA Investor or Partner receives an opinion of counsel or tax advisors rendered by an Acceptable Advisor that such sale, transfer or Distribution, as applicable, will not result in an Owner Shift, the Committee shall provide such written determination and such sale, transfer or Distribution, as applicable, shall not count toward or reduce the Waived Transfer Amount, in each case unless the Committee, in its reasonable discretion, does not find such opinion acceptable. In the cases in which the Committee is requested or required, as applicable, to deliver a written determination pursuant to Section 4.1 or this Section 4.2(a), the Company will cause the Committee to, reasonably promptly after all representations, opinions and other advice requested by the Committee have been received, deliver such written determination or notify such Person that no such written determination will be delivered. Except if the Committee has delivered a written determination, if any transaction would reduce the Waived Transfer Amount pursuant to this Section 4.2(a), the relevant member of the Stockholder Group or the relevant KKR Investor or GA Investor, as applicable, may in its sole election either (1) effect such transaction after receipt of the Committee’s favorable written determination, in which case such transaction will not count toward or reduce the Waived Transfer Amount or (2) effect such transaction prior to receipt of the Committee’s written determination, in which case such transaction will count toward and reduce the Waived Transfer Amount, and if the Committee subsequently delivers a favorable written determination, the Waived Transfer Amount will be adjusted and increased to the extent that such transaction would not have counted toward or reduced the Waived Transfer Amount had the favorable written determination been received prior to the transaction.

(b) Notwithstanding the restriction in Sections 4.1 and 4.2(a), beginning on the earlier of (i) the day following the six (6) year anniversary of the date hereof and (ii) the day following the date on which the Company undergoes an Ownership Change, the Stockholder Group, the KKR Investors, the GA Investors, the Partners and the Co-Investor Partners may, subject to Section 4.3, directly or indirectly sell or transfer any of the shares of Common Stock held directly or indirectly by them, regardless of whether such sale or transfer results in an Owner Shift, and Sections 4.1 and 4.2(a) of this Agreement shall be of no further effect.

Section 4.3 Additional Transfer Restrictions. In addition to the restrictions set forth in Section 4.2(a), so long as this Agreement has not terminated pursuant to Section 9.1, no member of the Stockholder Group shall, individually or in the aggregate, other than in connection with a registered public offering, including any Underwritten Offering or a Change of Control transaction, which Change of Control transaction is approved by the Board, knowingly Transfer shares of Common Stock to a Person, other than to any Permitted Transferee, who, after such acquisition, would hold in excess of 5% of the outstanding shares of Common Stock.

ARTICLE V

REGISTRATION RIGHTS

Section 5.1 Shelf Registration; Underwritten Offering.

(a) Subject to the provisions of Section 5.11 and the limitations set forth in Section 4.2(a) on the number of shares of Common Stock that may be sold during the period referred to therein, at any time after the third anniversary of the date hereof until the sixth anniversary of the date hereof, at the request of any Stockholder (which, for purposes of this Article V, shall be deemed to include each holder of Registrable Shares) and on the business day following the sixth anniversary of the Effective Time, the Company will file a Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act) if the Company is then eligible to file an Automatic Shelf Registration Statement) registering for resale all of the Registrable Shares under the Securities Act. Until such time as all Registrable Shares cease to be Registrable Shares or the Company is no longer eligible to maintain a Shelf Registration Statement, the Company will keep current and effective such Shelf Registration Statement and file such supplements or amendments to such Shelf Registration Statement (or file a new Shelf Registration Statement (which Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is then eligible to file an Automatic Shelf Registration Statement) when such preceding Shelf Registration Statement expires pursuant to the rules of the SEC) as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of all Registrable Shares under the Securities Act. The Company represents and warrants to each Stockholder that as of the date of this Agreement, the Company is not an “ineligible issuer” and is a “well known seasoned issuer”, in each case as defined under the Securities Act.

(b) Upon the written request of any Stockholder from time to time (an “Underwritten Offering Request”), the Company will cooperate with the requesting Stockholder and any Underwriter in effecting an Underwritten Offering pursuant to a Shelf Registration Statement as promptly as reasonably practicable following receipt of such Underwritten Offering Request; provided, however, that (i) the Stockholders together shall not be entitled to make more than two (2) Underwritten Offering Requests, where the plan of distribution set forth in the Underwritten Offering Request includes a customary “road show” or other substantial marketing effort by the Company and the underwriter (a “Marketed Underwritten Offering”) in any twelve (12) month period, it being understood that the Stockholders may make an unlimited number of requests for Underwritten Offerings that are not Marketed Underwritten Offerings; and (ii) the requesting Stockholder will be deemed to have requested the removal of any Registrable Shares held by such Stockholder from any Underwritten Offering Request relating to a Marketed Underwritten Offering and to have rescinded such Underwritten Offering Request, with the same effects as provided in Section 5.6, automatically if: (A) the Launch Date in respect of such Marketed Underwritten Offering has not occurred by the end of the fifth (5th) Business Day after the following conditions have been met: (1) the Company has made available to the requesting Stockholder a prospectus under an effective Registration Statement naming the Stockholder as a selling stockholder and the underwriter(s) and containing such other information as is required under the Securities Act and the rules of the SEC in a form ready for filing, assuming that as of such time (X) the Company has otherwise complied with its applicable obligations in Section 5.10 and (Y) such Stockholder has otherwise complied with its obligations in Section 5.12, and (2) the Company has notified such Stockholder in writing that the Company has complied with the provisions of this clause (A) and that the five (5) Business Day period referenced in this clause (A) is commencing, or (B) such Marketed Underwritten Offering has not been priced by the end of the third (3rd) Business Day after the Launch Date, assuming that the Launch Date occurred before the expiration of the five (5) Business Day period referenced in clause (A) above). Each Underwritten Offering Request will specify the number of Registrable Shares proposed by the Stockholder to be included in such Underwritten Offering, the intended method of distribution and the estimated gross proceeds of such Underwritten Offering, which (i) in the case of a Marketed Underwritten Offering, may not be less than $50 million or (ii) in the case of any other Underwritten Offer, may not be less than $25 million or, in either case, if less, all of the Registrable Shares held by the requesting Stockholder. Subject to Section 5.8, the requesting Stockholder may change the number of Registrable Shares proposed to be offered in any Marketed Underwritten Offering at any time prior to the Launch Date of such Underwritten Offering so long as such change would not reduce the estimated gross proceeds of such Marketed Underwritten Offering to less than the applicable minimum amount provided in the preceding sentence.

Section 5.2 Demand Registration Rights. If, at any time while there still remain Registrable Shares, the Company is no longer eligible to use or, notwithstanding its obligations under Section 5.1(a), otherwise ceases to maintain an effective Shelf Registration Statement, without limiting the rights of the Stockholders hereunder, within ten (10) days after a Stockholder’s written request to Register the resale of a specified amount of the Registrable Shares under the Securities Act (a “Demand Notice”), the Company will file a Registration

Statement, on an appropriate form which the Company is then eligible to use, to Register the resale of such Registrable Shares, which Registration Statement will (if specified in the Demand Notice) contemplate the ability of such requesting Stockholder to effect an Underwritten Offering in accordance with Section 5.1(b) (each such Registration, a “Demand Registration”); provided, however, that the Stockholders together shall not be entitled to request more than eight (8) Demand Registrations (with KKR and the KKR Investors together being entitled to make, or cause to be made, four (4) of such eight (8) Demand Registrations, and General Atlantic and the GA Investors together being entitled to make, or cause to be made four (4) of such eight (8) Demand Registrations). A request that (i) does not result in an effective Registration Statement under the Securities Act that has remained effective for a period of at least 180 days or such shorter period in which all Registrable Shares included in such Demand Registration have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Shares refrains from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter pursuant to the provisions of this Agreement (an “Extension Period”)) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to 180 days after effectiveness (plus any Extension Period), to any stop order, injunction or other order or requirement of the SEC or other governmental authority, other than by reason of any act or omission by the requesting Stockholder shall not be counted as a utilized request for purposes of the limits in the preceding sentence. Each Demand Notice will specify the number of Registrable Shares proposed to be offered for sale, the intended method of distribution thereof and the estimated gross proceeds of such Demand Registration, which may not be less than $50 million, or, if less, all of the Registrable Shares held by the requesting Stockholder. Subject to Section 5.8, the requesting Stockholder may change the number of Registrable Shares proposed to be offered pursuant to any Demand Registration at any time prior to the Registration Statement with respect to the Demand Registration being declared effective by the SEC, so long as such change would not reduce the estimated gross proceeds of the Demand Registration to less than $50 million. The Company shall have the right to satisfy a Demand Notice by filing a Shelf Registration Statement.

Section 5.3 Effectiveness. The Company will use its commercially reasonable efforts to (i) cause any Registration Statement to be declared effective (unless it becomes effective automatically upon filing) as promptly as practicable after the filing thereof with the SEC and (ii) keep such Registration Statement current and effective for a period necessary for the completion of the resale of Registrable Shares registered thereon. The Company further agrees to supplement or make amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period referred to in clause (ii) above, including (A) to respond to the comments of the SEC, if any, (B) as may be required by the registration form utilized by the Company for such Registration Statement or by the instructions to such registration form, (C) as may be required by the Securities Act, (D) as may be required in connection with an Underwritten Offering, or (E) as may be reasonably requested in writing by the Stockholders or any underwriter and reasonably acceptable to the Company. The Company agrees to furnish to each Stockholder one electronic copy of any such supplement or amendment no later than the time it is first being used or filed with the SEC.

Section 5.4 Choice of Underwriter. In the event that a Demand Registration involves an Underwritten Offering of Registrable Shares, the underwriters will be selected by the Stockholder requesting such Demand Registration; provided, that any underwriter must be reasonably acceptable to the Company, which approval will not be unreasonably withheld. The Company shall take such actions as the underwriters may reasonably request in their efforts to sell Registrable Shares pursuant to such Registration Statement.

Section 5.5 Stockholder Determinations. The Stockholders participating in an Underwritten Offering will be permitted to determine in good faith, matters affecting the structure of such Underwritten Offering undertaken pursuant to Section 5.1(b) or Demand Registrations, as applicable, including the price, underwriting discount and other financial terms for the Registrable Shares.

Section 5.6 Ability to Rescind Underwritten Offering Requests and Demand Registrations. Each Stockholder will be permitted to request the removal of any Registrable Shares held by it from any Underwritten Offering Request or Demand Registration at any time prior to the pricing of the Underwritten Offering or the effective date of the applicable Registration Statement, as applicable, by providing written notice thereof to the Company; provided, that so long as such Stockholder reimburses the Company for its proportionate share of the reasonable, out of pocket expenses incurred by the Company in connection with such Underwritten Offering Request, Demand Notice or Demand Registration, such Underwritten Offering Request or Demand Registration shall not be counted as a utilized Underwritten Offering Request or Demand Registration, as the case may be, for purposes of the limits in Section 5.1(b) and Section 5.2, respectively.

Section 5.7 Piggyback Registration. Subject to Section 5.11, if, at any time while there still remain Registrable Shares, the Company proposes to file a new registration statement under the Securities Act with respect to an offering of Common Stock for (i) the Company’s own account (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or Company dividend reinvestment plans) or (ii) the account of any holder of Common Stock, then the Company shall give written notice of such proposed filing to the Stockholders as soon as reasonably practicable (but in no event less than ten (10) Business Days before the anticipated filing date of such new registration statement). Upon a written request, given by a Stockholder to the Company within ten (10) days after delivery of any such notice by the Company, to include Registrable Shares of such Stockholder in such registration (which request shall specify the number of Registrable Shares proposed to be included in such new registration statement if such registration statement is not a “pay as you go” Automatic Shelf Registration Statement), the Company shall, subject to Section 5.8, include all such requested Registrable Shares in such new registration statement on the same terms and conditions as applicable to the Company’s or such holder’s Common Stock (a “Piggyback Registration”). Notwithstanding the foregoing, if at any time after giving written notice of such proposed filing and prior to the effective date of such new registration statement, the Company or such holders shall determine for any reason not to proceed with the proposed filing of the new registration statement, then the Company may, at its election, give written notice of such determination to the Stockholders and, thereupon, will be relieved of its obligation to register any Registrable Shares in connection with such new registration statement. At any time that a Shelf Registration Statement covering Registrable Shares pursuant to Section 5.1(a) or this Section 5.7 is effective, in connection with (i) any Underwritten Offering pursuant to such Shelf Registration Statement initiated by the Company for its own account or any holder(s) of

Common Stock (other than any Stockholder) or (ii) any Marketed Underwritten Offering pursuant to such Shelf Registration Statement initiated by a Stockholder pursuant to Section 5.1, in each case, the Company shall forward a notice relating to such Underwritten Offering or Marketed Underwritten Offering, as applicable (such notice, a “Take-Down Notice”), to each holder of Registrable Shares (other than, in the case of a Marketed Underwritten Offering initiated by a Stockholder pursuant to Section 5.1, to such Stockholder) included on such Shelf Registration Statement and, subject to Section 5.8, the Company, the holder(s) of Common Stock (other than any Stockholder) requesting such Underwritten Offering or the Stockholder requesting such Marketed Underwritten Offering, as applicable, shall permit such holder of Registrable Shares to include its Registrable Shares included on such Shelf Registration Statement in such Underwritten Offering or Marketed Underwritten Offering, as applicable, on the same terms and conditions as applicable to the Company, the holder(s) of Common Stock (other than any Stockholder) requesting such Underwritten Offering or the Stockholder requesting such Marketed Underwritten Offering, as applicable (a “Piggyback Shelf-Offering”), if such holder of Registrable Shares notifies the Company within ten (10) days after delivery of the Take-Down Notice to such holder of Registrable Shares (which notification by such holder of Registrable Shares shall specify the number of Registrable Shares proposed to be included by such holder of Registrable Shares in such Underwritten Offering or Marketed Underwritten Offering, as applicable).

Section 5.8 Reduction of Size of Underwritten Offering. Notwithstanding anything to the contrary contained herein, if the lead underwriter or underwriters of a Marketed Underwritten Offering pursuant to Section 5.1, a Demand Registration that involves a Marketed Underwritten Offering, a Piggyback Registration or Piggyback Shelf-Offering advise the participating Stockholders and the Company in writing that, in their reasonable opinion the number of shares of Common Stock (including any Registrable Shares) that the Company, the participating Stockholders and any other Persons intend to dispose of pursuant to any such Underwritten Offering, Piggyback Registration or Piggyback Shelf-Offering is such that the success of any such Underwritten Offering, Piggyback Registration or Piggyback Shelf-Offering would be materially and adversely affected, including with respect to the price at which the securities can be sold, then such Underwritten Offering, Piggyback Registration or Piggyback Shelf-Offering shall include only such securities as the Company and the participating Stockholders are advised by such lead underwriter or underwriters can be sold without such material and adverse effect, in accordance with the following priorities:

(a) priority in the case of an Underwritten Offering initiated by the Company for its own account which gives rise to a Piggyback Registration or Piggyback Shelf-Offering pursuant to Section 5.7 will be (A) first, all shares of Common Stock proposed to be offered by the Company for its own account, (B) second, pro rata among (1) the Registrable Shares requested to be disposed of pursuant to the Underwritten Offering for the account of the participating Stockholders pursuant to Section 5.7 and (2) any shares of Common Stock requested to be disposed of for the account of other holders of Common Stock pursuant to rights which may be granted in accordance with Section 5.13 and (C) third pro rata among any other holders of Common Stock requested to be disposed of, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead underwriter or underwriters, if any;

(b) priority in the case of a Demand Registration that is an Underwritten Offering or a Marketed Underwritten Offering pursuant to Section 5.1 initiated by a Stockholder, in each case, which gives rise to a Piggyback Registration or Piggyback Shelf-Offering pursuant to Section 5.7 will be (A) first, all Registrable Shares proposed to be offered by the initiating Stockholder or Stockholders pro rata in accordance with the number of Registrable Shares each such Stockholder has requested to register, (B) second, pro rata among any other participating Stockholders and any other holders of Common Stock requested to be disposed of pursuant to rights which may be granted in accordance with Section 5.13, and (C) third any shares of Common Stock proposed to be offered by the Company for its own account, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead underwriter or underwriters, if any; and

(c) priority in the case of an Underwritten Offering initiated by holders of Common Stock (other than the Stockholders) which gives rise to a Piggyback Registration or Piggyback Shelf-Offering pursuant to Section 5.7 will be (A) first, all shares of Common Stock requested to be disposed of for the account of the initiating holder or holders pursuant to rights which may be granted in accordance with Section 5.13, (B) second, pro rata among the participating Stockholders and any other holders of Common Stock requested to be disposed of pursuant to rights which may be granted in accordance with Section 5.13, (C) third, pro rata among any other holders of Common Stock requested to be disposed of, and (D) fourth any shares of Common Stock proposed to be offered by the Company for its own account, so that the total number of shares of Common Stock to be included in any such offering for the account of all such Persons will not exceed the number recommended by such lead underwriter or underwriters, if any.

Section 5.9 Expenses of Registration. Except as otherwise provided in Section 5.6, all Registration Expenses incurred in connection with any Underwritten Offering, any Demand Registration or any Piggyback Registration, or any qualification or compliance pursuant to this Article V shall be borne by the Company, and all Selling Expenses of each Stockholder shall be borne by such Stockholder.

Section 5.10 Registration and Underwritten Offering Procedures. In the case of each registration or Underwritten Offering, as applicable, effected by the Company pursuant to this Article V, the Company will keep the participating Stockholders advised in writing as to the initiation of each registration or Underwritten Offering and as to the completion thereof. In connection with the foregoing, at its expense, the Company shall:

(a) before filing a Registration Statement, the prospectus, any supplement to the prospectus and any amendments or supplements to any issuer free writing prospectus containing information pertaining to any Stockholder, provide such Stockholder, its counsel and any lead managing underwriter with the opportunity to reasonably review and comment thereon and to object to any information pertaining to such Stockholder that is contained therein and the Company shall make the corrections reasonably and timely requested by such Stockholder with respect to such information prior to filing any such Registration Statement, prospectus, any amendment or supplement thereto or any amendment or supplement to any issuer free writing prospectus, it being understood that the Company shall not file any such Registration Statement or prospectus or any amendments or supplements thereto in connection with its obligations under Sections 5.1 and 5.2 hereof with respect to any Demand Registration to which the Stockholders holding a majority of the Registrable Shares, their counsel or the lead managing underwriter, if any, shall reasonably object, in writing, on a timely basis;

(b) as promptly as practicable, prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter to cause such Registration Statement to become and remain effective pursuant to the terms of this Article V and prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the prospectus and such amendments or supplements to any issuer free writing prospectus as may be (A) reasonably and timely requested by any Stockholder or (B) necessary to keep such Registration Statement effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all Registrable Shares covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) if requested by the lead managing underwriter, if any, or the participating Stockholders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request;

(d) promptly notify the participating Stockholders and the lead underwriter or underwriters, if any, and, if requested, confirm such notification in writing and provide copies of the relevant documents, as promptly as reasonably practicable: (A) of the filing or effectiveness, as applicable, of the applicable Registration Statement or any amendment thereto or the applicable prospectus or issuer free writing prospectus or any amendment or supplement thereto, (B) of the receipt of any written comments from the SEC or any request by the SEC or any other Governmental Entity for amendments or supplements to such Registration Statement, prospectus or issuer free writing prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any prospectus or any issuer free writing prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, and (E) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Shares for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e) promptly notify the participating Stockholders and the lead underwriter or underwriters, if any: (A) when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the prospectus included in such Registration Statement (as then in effect) or any issuer free writing prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of such prospectus or any issuer free writing prospectus, in light of the circumstances under which they were made) not misleading, and (B) when any issuer free writing prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, prospectus or issuer free writing prospectus in order to comply with the Securities Act and, in either case, as promptly as practicable thereafter, prepare and file with the SEC, and furnish without charge to the participating Stockholders and the lead underwriter or underwriters, if any, any amendment or supplement to such Registration Statement, prospectus or issuer free writing prospectus which shall correct such misstatement or omission or effect such compliance;

(f) use its commercially reasonable efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any prospectus or any issuer free writing prospectus;

(g) deliver to each participating Stockholder and each underwriter, if any, without charge, as many copies of the applicable prospectus, any issuer free writing prospectus and any amendment or supplement thereto as such Stockholders or underwriter may reasonably request (it being understood that the Company consents to the use of such prospectus, any issuer free writing prospectus and any amendment or supplement thereto by such Stockholder and underwriters, if any, in connection with the offering and sale of the Registrable Shares thereby) and such other documents as such Stockholder and each underwriter, if any, may reasonably request in order to facilitate the disposition of the Registrable Shares by such Stockholder and underwriters, if any;

(h) subject to the terms set forth in Section 5.11, on or prior to the date on which the applicable Registration Statement is declared effective, use its commercially reasonable efforts to register or qualify the Registrable Shares covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any participating Stockholder reasonably (in light of its intended plan of distribution) requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Shares Beneficially Owned by such Stockholder pursuant to such Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state;

(i) make such representations and warranties to the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings;

(j) enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings, including indemnification provisions and procedures substantially to the effect set forth in Article VI hereof) and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Shares being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Shares;

(k) use its commercially reasonable efforts to obtain for delivery to the lead underwriter, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in form and substance as is customarily given to underwriters in an underwritten secondary public offering;

(l) in the case of an Underwritten Offering, use its commercially reasonable efforts to obtain for delivery to the Company and the lead underwriter, if any, a “comfort” letter from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants in an underwritten secondary public offering and, to the extent reasonably required, a similar “comfort” letter relating to any financial statements of any other entity included in such registration statement;

(m) cooperate with each participating Stockholder and the underwriters, if any, of such Registrable Shares and their respective counsel in connection with any filings required to be made with FINRA or any registrations or approvals required by any other governmental agency or authority as may be reasonably necessary to enable the participating Stockholder thereof to consummate the disposition of such Registrable Shares;

(n) use its commercially reasonable efforts to cause all Registrable Shares covered by the applicable Registration Statement to be listed or quoted on a national securities exchange or trading system and each securities exchange and trading system, if any, on which similar securities issued by the Company are then listed;

(o) cooperate with the participating Stockholders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates, with requisite CUSIP numbers, representing Registrable Shares to be sold and not bearing any restrictive legends;

(p) in the case of a Marketed Underwritten Offering, have appropriate officers of the Company prepare presentations and ensure that two (2) senior officers of the Company who are reasonably acceptable to the participating Stockholders (A) reasonably participate in good faith in the customary “road show” presentations and other customary marketing efforts, including analyst and rating agency presentations, that may be reasonably requested by the lead underwriter or underwriters in any such Marketed Underwritten Offering, and (B) take such actions as the lead underwriter or underwriters or the participating Stockholders may reasonably request in order to expedite or facilitate the sale of Registrable Shares;

(q) use its commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Shares, including with respect to the transfer of physical security instruments into book-entry form in accordance with any procedures reasonably requested by the participating Stockholders or any lead underwriter or underwriters; and

(r) (A) make available for inspection by the participating Stockholders, lead underwriter or underwriters, if any, and any attorneys or accountants retained by the lead underwriter or underwriters, at the offices where normally kept, during reasonable business hours, financial and other records and pertinent corporate documents of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, (B) cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, lead underwriter, attorney or accountant in connection with such Registration Statement, and (C) make the Company’s independent certified public accountants (and independent certified public accountants for any other entity for which financial statements are included in such registration statement) available for any such lead underwriter’s or underwriters’ due diligence if so requested by counsel to the Underwriters; provided, however, that the Company shall not be required to provide any information pursuant to this section if (1) the Company believes in good faith based on the advice of counsel that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information, (2) the Company has requested and been granted from the SEC confidential treatment of such information or (3) any such information is identified by the Company as being confidential or proprietary, unless, with respect to clause (2) or (3) of this sentence, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and shall sign customary confidentiality agreements reasonably requested by the Company prior to the receipt of such information; and provided, further that, the foregoing inspection and information gathering shall be conducted in such a way as not to materially disrupt the Company’s conduct of its business, and such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the parties entitled thereto by one counsel designated by and on behalf of such parties.

Section 5.11 Right to Defer Registration.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing prior written notice to the Stockholders, to require the Stockholders to suspend the use of the Shelf Registration Statement and the prospectus included therein for resales of Registrable Shares pursuant to Section 5.1 or Section 5.2 or to postpone the filing or suspend the use of any Registration Statement pursuant to Section 5.1, Section 5.2 or Section 5.7 for a reasonable period of time not to exceed forty-five (45) consecutive days (a “Black-Out Period”) if the chief executive officer or chief financial officer of the Company determines in his or her good faith judgment that it would be materially detrimental to the Company and/or its securityholders not to defer the filing, or not to suspend the use by the Stockholders, of a Registration Statement or prospectus by reason of: (A) the Company being in possession of material non-public information, so long as the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such information during the period specified in such notice would be required to be disclosed and that such disclosure would be materially detrimental to the Company and/or its securityholders, or (B) a contemplated financing, offering or sale of any class of securities by the Company, acquisition, disposition, corporate reorganization, merger, or other similar transaction or other material event or circumstance affecting the Company or its securities, so long as the chief executive officer or chief financial officer of the Company determines in good faith that the disclosure of such transaction, event or circumstance at such time would be required to be disclosed and that such disclosure would be materially detrimental to the Company and/or its securityholders; provided, that the Company shall not be permitted to (x) require the Stockholders to suspend the use of such prospectus or (y) postpone the filing, or suspend the use, of such Registration Statement pursuant to this Section 5.11, more than twice in any twelve (12) month period. If, for any reason, the Company files a Registration Statement or commences an Underwritten Offering (on behalf of a holder of Common Stock) during the Black-Out Period, (1) the Black-Out Period shall immediately cease and no Black-Out Period shall be re-instituted for so long as another holder of Common Stock is permitted to sell shares of Common Stock under such Registration Statement or such Underwritten Offering is ongoing, (2) the Stockholders shall be permitted to resume the use of any effective Shelf Registration Statement for resales of Registrable Shares or to recommence an Underwritten Offering pursuant to a Demand Registration, (3) the obligation of the Company to file a Shelf Registration Statement pursuant to Section 5.1(a), or to effect any Underwritten Offering pursuant to Section 5.1(b), or any Demand Registration pursuant to Section 5.2(a), shall immediately recommence, and (4) the Stockholders shall be permitted to participate pursuant to Section 5.7 in a new Registration Statement filed by the Company during the Black-Out Period pursuant to Section 5.7 for the offering of Common Stock for the account of any holder of shares of Common Stock (other than the Stockholders). Notwithstanding anything to the contrary contained herein, if a Stockholder determines to rescind any prior Underwritten Offering Request or Demand Notice following receipt of a notice from the Company pursuant to this Section 5.7, then such Stockholder may, at its election, give written notice of such election to the Company; provided, however, that such rescinded Underwritten Offering Request or Demand Notice shall not be counted as an Underwritten Offering Request or Demand Notice for purposes of the limits in Section 5.1(b) and Section 5.2(a), respectively.

(b) In the event of any suspension pursuant to this Section 5.11, the Company shall use its commercially reasonable efforts to keep the Stockholders apprised of the estimated length of the anticipated delay and such information shall be kept confidential and used by the Stockholders solely for purposes of planning in connection with the exercise of their rights hereunder. The Company will notify the Stockholders promptly upon the termination of the Black-Out Period. Upon notice by the Company to the Stockholders of any determination to commence a Black-Out Period, the Stockholders shall, except as required by applicable Law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such Black-Out Period strictly confidential, and during any Black-Out Period, promptly halt any offer, sale, trading or transfer of any shares of Common Stock for the duration of the Black-Out Period under the applicable Registration Statement or Shelf Registration Statement until the Company has provided notice to the Stockholders that the Black-Out Period has been terminated or it has otherwise terminated as set forth in Section 5.11(a).

(c) After the expiration of any Black-Out Period and without any further request from any Stockholder, the Company shall as promptly as reasonably practicable prepare a Registration Statement or post-effective amendment or supplement to the applicable Shelf Registration Statement or prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of material fact or omit to statement any material fact necessary to make the statements therein, in the case of any prospectus, in light of the circumstances under which they were made, not misleading or be not effective and useable for resale of Registrable Shares.

Section 5.12 Obligations of the Stockholders.

(a) Each Stockholder shall furnish to the Company such information regarding such Stockholder and its partners and members, and the distribution proposed by such Stockholder, as the Company may reasonably request and as shall be reasonably requested in connection with any registration, qualification or compliance referred to in this Article V.

(b) In the event that, either immediately prior to or subsequent to the effectiveness of any Registration Statement, any Stockholder shall distribute Registrable Shares to its stockholders, partners or members, such Stockholder shall so advise the Company and provide such information as shall be necessary or advisable to permit an amendment to such Registration Statement or supplement to any prospectus to provide information with respect to such stockholders, partners or members, in their capacity as selling security holders. As soon as reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such Registration Statement or supplement to any prospectus reflecting the information so provided. Any incremental expense to the Company resulting from such amendment shall be borne by such Stockholder.

Section 5.13 No Grants of Other Registration Rights. The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the holders or Registrable Shares hereunder to any other Person without the prior written consent of the Stockholder.

ARTICLE VI

INDEMNIFICATION & CONTRIBUTION

Section 6.1 Indemnification; Contribution.

(a) The Company shall, and it hereby agrees to, indemnify and hold harmless each Stockholder (which, for purposes of this Article VI, shall be deemed to include each holder of Registrable Shares) and its controlled Affiliates and their respective directors, officers, members, employees, managers, partners, accountants, attorneys and agents and each Person who controls (within the meaning of the Securities Act and the Exchange Act) such Persons, in any offering or sale of the Registrable Shares, from and against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon (i) an untrue or alleged untrue statement of a material fact in any registration statement used to register Registrable Shares pursuant to this Agreement or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any untrue or alleged untrue statement of a material fact in any prospectus or preliminary prospectus used to register Registrable Shares pursuant to this Agreement or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically the indemnified person for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case only to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, made in reliance upon and in conformity with written information furnished to the Company by the Stockholder Group expressly for use therein. The members of the Stockholder Group shall, and hereby agree, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers, employees and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons, if any, in any offering or sale of Registrable Shares, against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact in any registration statement used to register Registrable Shares pursuant to this Agreement or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any untrue or alleged untrue statement of a material fact in any prospectus or preliminary prospectus used to register Registrable Shares pursuant to this Agreement or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Stockholder Group expressly for use therein, and (ii) reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no member of the Stockholder Group shall be liable under this Section 6.1(a) for amounts in excess of the proceeds (net of underwriting discounts and commissions) received by such holder in the offering giving rise to such liability.

(b) Promptly after receipt by an indemnified party under Section 6.1(a) or Section 6.1(b) of written notice of the commencement of any action or proceeding for which indemnification under Section 6.1(a) or Section 6.1(b) may be requested, such indemnified party shall notify such indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding hereunder unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction) and the indemnifying party shall be liable for any expenses therefor (including, without limitation, any such reasonable counsel’s fees). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 6.1(a) or Section 6.1(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement includes an unconditional release of the indemnified party from all liability in respect of such claim or litigation, does not subject the indemnified party to any material injunctive relief or other material equitable remedy and does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(c) The members of the Stockholder Group and the Company agree that if, for any reason, the indemnification provisions contemplated by Sections 6.1(a) or 6.1(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of, the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.1(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.1(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.1(b) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no member of the Stockholder Group shall be required to make a contribution in excess of the amount received by such person from the sale of its Registrable Shares in connection with the offering that gave rise to the contribution obligation.

ARTICLE VII

PUBLIC ANNOUNCEMENTS

Section 7.1 Publicity. To the extent any public announcement by the Company is in respect of the matters governed by this Agreement, the Company will use reasonable best efforts to consult with the Stockholder prior to such announcement (except to the extent such information is consistent with prior public disclosure or is otherwise in the public domain).

ARTICLE VIII

CHANGE OF CONTROL

Section 8.1 Change of Control Transaction. Without the approval of a majority of the Independent Directors, no member of the Stockholder Group, KKR, the KKR Investors, General Atlantic or the GA Investors shall enter into or affirmatively support (including by agreeing to vote shares of Common Stock in favor of) any transaction resulting in a Change of Control in which any member of the Stockholder Group receives per share consideration in its capacity as a holder of Common Stock of the Company in excess of that to be received by other holders of Common Stock of the Company.

ARTICLE IX

TERM

Section 9.1 Term. This Agreement will be effective as of the date hereof and, except as otherwise set forth herein, will continue in effect thereafter until the earliest of (a) the date on which the Stockholder Group no longer Beneficially Owns shares of Common Stock or (b) its termination by the consent of all parties hereto or their respective successors-in-interest. Notwithstanding any termination or expiration of this Agreement, the provisions set forth in Article VI (Indemnification & Contribution), Article X (Miscellaneous) and in this Article IX (Term) shall survive such termination, and the provisions set forth in Article V (Registration Rights) shall survive such termination until the first date on which there are no Registrable Shares outstanding.

ARTICLE X

MISCELLANEOUS

Section 10.1 Injunctive Relief. Each party hereto acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each party hereto hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

Section 10.2 Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Company and by the Stockholder and the members of the Stockholder Group and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person, except (i) that the Persons indemnified under Article VI are intended third party beneficiaries of Article VI, (ii) that Non-Liable Persons are intended third party beneficiaries of Section 10.12 and (iii) as otherwise specifically provided in this Agreement. Neither this Agreement nor any rights or obligations hereunder shall be assignable without the consent of the other party other than in connection with a Distribution.

Section 10.3 Amendments; Waiver. This Agreement may be amended only by an agreement in writing executed by the parties hereto. Either party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving party. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 10.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in accordance with the following clauses (i) and (ii): (i) by email to the parties at the following email addresses (or at such other email address for a party as shall be specified by like notice) and (ii) by email and hand delivery to the parties’ counsel at the following email addresses and street addresses (or at such other email address or street address for a party’s counsel as shall be specified by like notice):

If to KKR:

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Attention: David Kerko

Fax: 650-233-6584

Email: david.kerko@kkr.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Marni Lerner

Fax: 212-455-2502

Email: mlerner@stblaw.com

If to General Atlantic:

c/o General Atlantic Service Company, LLC

Park Avenue Plaza

55 East 52nd Street

32nd Floor

New York, NY 10055

Attention: David Rosenstein

Fax: 917-206-1944

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Neil Goldman

Fax: 212-492-0176

Email: ngoldman@paulweiss.com

If to the Stockholder:

Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

Attention: David Kerko

Fax: 650-233-6584

Email: david.kerko@kkr.com

and

c/o General Atlantic Service Company, LLC

Park Avenue Plaza

55 East 52nd Street

32nd Floor

New York, NY 10055

Attention: David Rosenstein

Fax: 917-206-1944

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Marni Lerner

Fax: 212-455-2502

Email: mlerner@stblaw.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Neil Goldman

Fax: 212-492-0176

Email: ngoldman@paulweiss.com

If to the Company:

Engility Holdings, Inc.

3750 Centerview Drive

Chantilly, Virginia 20151

Attention: Thomas O. Miiller

Fax: (703) 708-5703

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Frederick Green; Jaclyn L. Cohen

Fax: (212) 310-8007

and

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, TN 37201

Attention: Ryan D. Thomas

Fax: 615-742-2778

or to such other address, facsimile number or telephone as either party may, from time to time, designate in a written notice given in a like manner.

Section 10.5 Governing Law ; Consent to Jurisdiction; Venue.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, to the extent such court declines to accept jurisdiction over a particular matter, any Delaware state or federal court within the State of Delaware) (such courts collectively, the “Delaware Courts”) in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any claim or action relating to the Agreement in any court other than the Delaware Courts, (iv) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts, (v) expressly and irrevocably waives (and agrees not to plead or claim) any objection to the laying of venue of any action arising out of the Agreement in the Delaware Courts or that any such action brought in any such court has been brought in an inconvenient forum, and (vi) consents to service of process in the manner set forth in Section 10.4. Each of parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 10.6 Headings. The descriptive headings of the several sections in this Agreement are for convenience only and do not constitute a part of this Agreement and shall not be deemed to limit or affect in any way the meaning or interpretation of this Agreement.

Section 10.7 Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

Section 10.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.10 WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THE AGREEMENT OR ANY OF THE TRANSACTIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION.

Section 10.11 Outside Activities.

(a) Subject to subsections (c) and (d) below, the Stockholder Group, General Atlantic, any GA Investor, KKR, any KKR Investor and any of their respective Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company or any of its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person (such activities, the “Competitive Activities”).

(b) The Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom.

(c) The pursuit of any Competitive Activities, even if competitive with the business of the Company or any of its Subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its Subsidiaries or the Investors. None of the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors or any of their respective Affiliates shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and each of the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and any of their respective Affiliates shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity; provided, that a Stockholder Director who is offered an investment or business opportunity in his or her capacity as a member of the Board shall be obligated to communicate such opportunity to the Company, in which case the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and their respective Affiliates, respectively, shall not be permitted to pursue such opportunity unless the Board determines not to do so.

(d) Notwithstanding the foregoing, none of the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors or any of their respective Affiliates may use any confidential information regarding the Company in connection with any Competitive Activities. Notwithstanding the foregoing or anything to the contrary herein, the Company acknowledges that certain industry knowledge may be acquired by the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and their respective representatives in connection with their access to confidential information that cannot be separated from their overall knowledge and the Company acknowledges and agrees this knowledge shall be permitted to be used in the ordinary course of business of the Stockholder Group, General Atlantic, the GA Investors, KKR, the KKR Investors and their respective representatives.

Section 10.12 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of the Stockholder or any Investor (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, the representations, warranties, covenants and other agreements of the Stockholder (including, following any Distribution, any Investor that becomes a party to this Agreement in accordance with its terms), KKR, General Atlantic or any Investor shall be several and not joint representations, warranties, covenants and agreements, as applicable, of the Stockholder, KKR, General Atlantic or such Investor, as applicable.

Section 10.13 No Adverse Actions. Until such time as the Stockholder, the KKR Investors, or the GA Investors no longer have the right to designate, or cause the Stockholder to designate, as applicable, a Stockholder Nominee for nomination to the Board pursuant to Section 3.4, without the prior written consent of (i) the Stockholder (but only if the Stockholder has the right to designate a Stockholder Nominee for nomination to the Board pursuant to Section 3.4), or (ii) after a Distribution, (x) the KKR Investors (but only if the KKR Investors have the right to designate a Stockholder Nominee for nomination to the Board pursuant to Section 3.4) and (y) the GA Investors (but only if the GA Investors have the right to designate a Stockholder Nominee for nomination to the Board pursuant to Section 3.4), except as required by applicable law, the Company shall not take any action to cause the amendment of its Charter or Bylaws such that any of the rights provided to the Stockholder, KKR, the KKR Investors, General Atlantic or the GA Investors under this Agreement would be adversely effected. In the event that any action that would violate the foregoing sentence becomes the subject of a stockholder vote, the provisions of Section 3.3 shall not apply to such matter and the Stockholder shall be entitled to vote all of its shares of Common Stock in its discretion with respect to such matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

ENGILITY HOLDINGS, INC.

By:	/s/ Thomas O. Miiller
	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel, and Corporate Secretary

BIRCH PARTNERS, LP

By:	Birch GP, LLC, its general partner

By:	/s/ David M. Kerko
	Name:	David M. Kerko
	Title:	Manager

By:	/s/ David J. Topper
	Name:	David J. Topper
	Title:	Manager

FOR PURPOSES OF SECTIONS 2.2, 3.1, 3.2, 3.4, ARTICLE IV, V, VI, IX AND X ONLY

KKR 2006 FUND L.P.

By:	KKR Associates 2006 L.P., its general partner

By:	KKR 2006 GP LLC, the general partner of KKR Associates 2006 L.P.

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Chief Financial Officer

FOR PURPOSES OF SECTIONS 2.3, 3.1, 3.2, 3.4, ARTICLE IV, V, VI, IX AND X ONLY

GENERAL ATLANTIC PARTNERS 85, L.P.

By:	General Atlantic GenPar, L.P., its general partner

By:	General Atlantic LLC, its general partner

By:	/s/ J. Frank Brown
	Name:	J. Frank Brown
	Title:	Managing Director

FOR PURPOSES OF ARTICLE IV ONLY

KKR PARTNERS III, L.P.

By:	KKR III GP LLC, its general partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

FOR PURPOSES OF ARTICLE IV ONLY

OPERF CO-INVESTMENT LLC

By:	KKR Associates 2006 L.P., its general partner

By:	KKR 2006 GP LLC, the general partner of KKR Associates 2006 L.P.

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Chief Financial Officer

FOR PURPOSES OF ARTICLE IV ONLY

8 NORTH AMERICA INVESTOR L.P.

By:	KKR Associates 8 NA L.P., its general partner

By:	KKR 8 NA Limited, its general partner

By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

FOR PURPOSES OF ARTICLE IV ONLY

GAP COINVESTMENTS III, LLC

By: General Atlantic LLC, its managing member

By:	/s/ J. Frank Brown
	Name:	J. Frank Brown
	Title:	Managing Director

FOR PURPOSES OF ARTICLE IV ONLY

GAP COINVESTMENTS IV, LLC

By: General Atlantic LLC, its managing member

By:	/s/ J. Frank Brown
	Name:	J. Frank Brown
	Title:	Managing Director

FOR PURPOSES OF ARTICLE IV ONLY

GAP COINVESTMENTS CDA, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ J. Frank Brown
	Name:	J. Frank Brown
	Title:	Managing Director

FOR PURPOSES OF ARTICLE IV ONLY

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH, its general partner

By:	/s/ J. Frank Brown
	Name:	J. Frank Brown
	Title:	Managing Director